Exhibit 4.2

Execution Version

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 30, 2017, by and among Gates Global LLC, a Delaware limited liability company (the “Issuer”), Gates Global Co., a Delaware corporation and a wholly-owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the Guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuers and the Trustee has heretofore executed and delivered an indenture, dated as of June 26, 2014 (the “Base Indenture”), and each of the Guarantors and the Trustee has executed and delivered the supplemental indenture, dated as of July 3, 2014 (together with the Base Indenture, the “Indenture”), relating to the issuance of dollar-denominated 6.00% Senior Notes due 2022 and euro-denominated 5.75% Senior Notes due 2022;

WHEREAS, pursuant to and on the date of the Base Indenture, the Issuers initially issued, in addition to their euro-denominated senior notes, $1,040,000,000 aggregate principal amount of their 6.00% Senior Notes due 2022 (the “Initial Notes”);

WHEREAS, Section 2.01(d) of the Indenture provides that Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers (subject to the Issuers’ compliance with Section 4.09 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and, except as set forth therein, shall have the same terms as to status, redemption or otherwise as the Initial Notes;

WHEREAS, the Issuers and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing an additional $150,000,000 aggregate principal amount of 6.00% Senior Notes due 2022, having terms substantially identical in all material respects to the Initial Notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”); and

WHEREAS, Section 9.01 of the Indenture provides that, among other things, the Issuers, the Guarantors and the Trustee may supplement the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the terms of the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Additional Notes. As of the date hereof, the Issuers will issue, and the Trustee is directed to authenticate and deliver, the Additional Notes under the Indenture, having terms substantially identical in all material respects to the Initial Notes, at an issue price of 99.875%, plus accrued and unpaid interest from January 15, 2017. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture.

(3) Necessary Actions. Each of the Issuers and the Guarantors hereby represents and warrants that all actions necessary to give effect to this Supplemental Indenture have been taken.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(6) Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

(7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

(8) Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GATES GLOBAL LLC, as Issuer

By:	/s/ Stephen L. Greaves
Name: Stephen L. Greaves
Title: Authorized Representative
GATES GLOBAL CO., as Co-Issuer

By:	/s/ Rasmani Bhattacharya
Name: Rasmani Bhattacharya
Title: Authorized Representative

[Gates Global – Second Supplemental Indenture Signature Page]

BROADWAY MISSISSIPPI DEVELOPMENT, LLC, as a Guarantor

BY:	GATES DEVELOPMENT CORPORATION, its sole member

By:	/s/ Rasmani Bhattacharya
Name: Rasmani Bhattacharya
Title: Authorized Representative

GATES DEVELOPMENT CORPORATION,
as a Guarantor

By:	/s/ Rasmani Bhattacharya
Name: Rasmani Bhattacharya
Title: Authorized Representative

GATES INTERNATIONAL HOLDINGS, LLC., as a Guarantor

BY:	GATES CORPORATION,
its sole member

By:	/s/ Rasmani Bhattacharya
Name: Rasmani Bhattacharya
Title: Authorized Representative

GATES CORPORATION
GATES BRONCO HOLDINGS CORP.
GATES E&S NORTH AMERICA, INC.
GATES MECTROL, INC.
GATES INVESTMENTS, LLC,
as Guarantors

By:	/s/ Rasmani Bhattacharya
Name: Rasmani Bhattacharya
Title: Authorized Representative

[Gates Global – Second Supplemental Indenture Signature Page]

OMAHA ACQUISITION INC.,
as a Guarantor

By:	/s/ Rasmani Bhattacharya
Name: Rasmani Bhattacharya
Title: Authorized Representative

GATES ADMINISTRATION CORP.
PHILIPS HOLDING CORPORATION TOMKINS BP US HOLDING CORP.,
as Guarantors

By:	/s/ Rasmani Bhattacharya
Name: Rasmani Bhattacharya
Title: Authorized Representative

DU-TEX PROPERTIES LLC,
as a Guarantor

By:	/s/ Rasmani Bhattacharya
Name: Rasmani Bhattacharya
Title: Authorized Representative

[Gates Global – Second Supplemental Indenture Signature Page]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

[Gates Global – Second Supplemental Indenture Signature Page]